                                                                    EXHIBIT 99.1

NEWS RELEASE                                                     [CERIDIAN LOGO]

                                                            Craig Manson
                                                            Investor Relations
                                                            Ceridian Corporation
                                                            952/853-6022


                   CERIDIAN POSTS STRONG FIRST QUARTER RESULTS


FIRST QUARTER 2004 HIGHLIGHTS:

o Human Resource Solutions and Comdata post solid revenue of $245.0 million and $81.5 million, respectively

o  EPS of $.16 meets expectations

o  Human Resource Solutions posts double digit order growth

o  Cash flow from operations is strong at $75.0 million

o  First quarter share repurchases total $58.3 million

MINNEAPOLIS, APRIL 15, 2004 -- Ceridian Corporation (NYSE: CEN) today reported first quarter 2004 earnings.

First quarter 2004 net earnings were $24.3 million, or $.16 per diluted share of common stock, on revenue of $326.5 million. First quarter 2003 net earnings were $28.1 million, or $.19 per diluted share of common stock, on revenue of $314.1 million.

"The first quarter 2004 operating results were strong in almost every respect," said Ronald L. Turner, chairman, president and chief executive officer of Ceridian. "Revenue in both businesses hit our targets for the first quarter, and earnings per share were solidly on plan. The Human Resource Solutions (HRS) business posted top line growth for the seventh consecutive quarter, despite the previously announced shift of W-2 processing revenue out of the quarter and moderating weakness in customer employment levels.

"Operational performance in HRS continues to be encouraging. Customer retention is on track to meet our target of over 90 percent for the year, and order growth for the quarter was solidly in double digits. Installations were also strong, meeting an aggressive plan.

"Comdata's performance during the quarter was also very solid. Revenue came in within the expected range, mainly on strength in Stored Value Systems, higher transaction levels in the transportation business, customer adoption of Comdata's BusinessLink service, and improvement in the regulatory compliance business. Conversely, equipment sales to truck stops remained weak."

GUIDANCE FOR 2004

Our guidance for 2004 is unchanged.

Earnings per share for 2004 are expected to be between $.88 and $.96.

Total 2004 revenue is expected to be between $1,333 million and $1,378 million. HRS revenue for the year is expected to be between $1,000 million and $1,030 million. HRS margins should improve to a range of 10.5 percent to 11.5 percent. Comdata revenue for 2004 is expected to be between $333 million and $348 million, with margins in the range of 32 percent to 33 percent.

EARNINGS TELECONFERENCE WEBCAST

Investors are invited to listen to a teleconference discussing the matters addressed in this press release, live via the Internet at 10:00 a.m. (EDT) on Thursday, April 15, 2004. The webcast can be accessed through the Investor Relations section of Ceridian's website at www.ceridian.com. A replay of the call will also be available at the same address beginning at l:00 p.m. (EDT) on April 15, 2004.

Ceridian Corporation (www.ceridian.com) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and employee advisory programs. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian's filings with the Securities and Exchange Commission, including those factors which are discussed in Ceridian's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which factors are also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.



                                      ####

                                                                      Schedule A
CONSOLIDATED STATEMENTS OF OPERATIONS                       Ceridian Corporation
(Dollars in millions, except per share data)                    and Subsidiaries
(Unaudited)

                                   For Periods Ended March 31,
                                           Three Months
                                       2004             2003
Revenue                           $     326.5      $     314.1
Costs and Expenses
  Cost of revenue                       151.6            142.4
  Selling, general and
    administrative                      121.5            111.6
  Research and development               16.6             16.3
  Other expense (income)                 (1.3)            (0.4)
  Interest income                        (0.5)            (0.5)
  Interest expense                        1.2              1.2
     Total costs and expenses           289.1            270.6

Earnings before
  income taxes                           37.4             43.5

  Income tax provision                   13.1             15.4

Net earnings                      $      24.3      $      28.1


Earnings per share

  Basic                           $      0.16      $      0.19
  Diluted                         $      0.16      $      0.19


Shares used in calculations
(in thousands)
  Weighted average
    shares (basic)                    149,250          148,451
  Dilutive securities                   3,822              434
  Weighted average
    shares (diluted)                  153,072          148,885



                                     (more)

                                                                      Schedule B

CONDENSED CONSOLIDATED BALANCE SHEETS                       Ceridian Corporation
(Unaudited)                                                     and Subsidiaries
(Dollars in millions)

                                         March 31,        December 31,
                                           2004               2003
Cash and equivalents                   $       135.3     $       124.2
Trade receivables                              422.0             423.8
Other receivables                               41.6              37.4
Other assets                                 1,497.9           1,471.2
Total assets before customer funds           2,096.8           2,056.6
Customer funds                               3,658.4           3,132.1
     Total assets                      $     5,755.2     $     5,188.7
Debt                                   $       162.7     $       163.5
Drafts and settlements payable                 136.1             113.7
Other liabilities                              537.2             507.5
Total liabilities before
  customer funds obligations                   836.0             784.7
Customer funds obligations                   3,658.4           3,132.1
     Total liabilities                       4,494.4           3,916.8
Stockholders' equity                         1,260.8           1,271.9
     Total liabilities and
      stockholders' equity             $     5,755.2     $     5,188.7



                                     (more)

                                                                      Schedule C


                      Ceridian Corporation and Subsidiaries
                               Revenue Comparisons
                              (Dollars in millions)

                                     First Quarter
                                 2004             2003
HRS                         $      245.0      $       235.6
Comdata                             81.5               78.5

Total revenue               $      326.5      $       314.1




                      Ceridian Corporation and Subsidiaries
                              Earnings Comparisons
                              (Dollars in millions)

                                     First Quarter
                                 2004             2003
HRS                         $       11.3      $       20.1
Comdata                             26.8              24.1

Earnings before
  interest and taxes                38.1              44.2

Interest, net (not
  allocated to business
  units)                            (0.7)             (0.7)

Earnings before
  income taxes              $       37.4      $       43.5



                                      ####